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                                                                    Exhibit 4.8

                            [FORM OF FACE OF NOTE]

                               NEW TENNECO INC.

                             10.075% NOTE DUE 2001

No.                                                                    $
CUSIP 88037E AF 8

  New Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to),
for value received, hereby promises to pay to                or registered
assigns, the sum of             Dollars on February 1, 2001, in any coin or
currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the February 1 or August 1 next preceding the date hereof to which interest has been paid, unless the date hereof is a February 1 or August 1 to which interest on the Notes has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issue date (hereinafter referred to) of this Note, in which case from the original issue date, semi-annually on February 1 or August 1 in each year, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 10.075% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after January 16 or July 16 and prior to the following February 1 or August 1, as the case may be, this Note shall bear interest from such February 1 or August 1, or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date; provided, however, that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the February 1 or August 1 to which interest has been paid or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the January 16 or July 16, as the case may be, next preceding such February 1 or August 1, or if such January 16 or July 16 is not a business day, the business day next preceding such January 16 or July 16. Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Both principal of and interest on this Note are payable at the principal

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office of the Trustee in the Borough of Manhattan, The City of New York, New
York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Note register. The original issue date in respect of the Notes is December [ ], 1996.

  ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

  In Witness Whereof, New Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.


Dated ..........................

                                   New Tenneco Inc.

                                     By .......................................
                                                                 Vice President

Attest:

 ................................
                       Secretary

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                           [FORM OF REVERSE OF NOTE]

                               NEW TENNECO INC.

                             10.075% NOTE DUE 2001

  This Note is one of a duly authorized issue of Notes of the Company known as its 10.075% Notes due 2001 (herein called the "Notes"), limited to the aggregate principal amount of $200,000,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the "Indenture"), dated as of November 1, 1996, executed by the Company to The Chase Manhattan Bank
(herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Notes and of the duties thereunder of the Trustee and the Company.

  The Notes are not subject to redemption prior to maturity.

  The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

  To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Notes may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Note.

  In case a default, as defined in the Indenture, shall occur, the principal of all the Notes at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Notes outstanding in the case of payment defaults on the Notes and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

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  The Indenture provides that no holder of any Note may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Notes in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

  The transfer of this Note is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Note, with or without other Notes, may in like manner be exchanged for one or more new Notes of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

  The Company, the Trustee, any paying agent and any Registrar of the Notes may deem and treat the person in whose name this Note is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Notes shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on, this Note, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

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  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

  This Note is one of the 10.075% Notes due 2001 described in the within-mentioned Indenture.

                                THE CHASE MANHATTAN BANK,
                                                                       Trustee,

                                     By........................................
                                                 Authorized Officer.


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